                                                                    Exhibit 99.1


   COTT CORPORATION FORMS ALLIANCE WITH POLAR BEVERAGES TO SERVE NORTHEAST USA

                     (All information shown in U.S. dollars)

TORONTO, SEPTEMBER 25, 2001: In a strategic move to enhance its position and its customer base in the Northeastern US, Cott Corporation (NASDAQ:COTT; TSE:BCB) today announced it was investing $29.5 million in cash to form a new business combination with Polar Corp., the leading independent retailer-brand beverage supplier in New England. The new venture, Northeast Retailer Brands LLC, will add Polar's private label unit to Cott's position as the leading retailer-brand soft drink supplier in North America.

"Combining forces with Polar brings us a host of efficiencies and opportunities," said Frank E. Weise, Cott president and chief executive officer. "The strong customer relationships built over decades by Ralph Crowley and his team represent a powerful asset for future growth in New England and the Mid Atlantic states. We expect this alliance, the results of which will be consolidated in our financial statements, to add annual sales of $55 million, and earnings per share growth for Cott shareowners, in its first full year."

"Adding Cott's marketing and merchandising skills to Polar's operations and logistical skills will bolster our efforts to help retailers win consumer preference," said Ralph D. Crowley Jr., Polar president and chief executive officer. "I am convinced that all our customers will benefit by also being able to work with Cott's research and innovation teams in formulating new products for our region."

Leading the new unit as its general manager will be John L. Dennehy who currently serves as Polar's vice president for private label sales. A 25-year professional in the beverage industry, Dennehy has been with Polar since 1998. Prior to that he served as general manager of Cott's operations in the Southwest United States.

Cott's presence in the Northeastern US is extended by this move which follows its Concord Beverage acquisition last October. "This new partnership significantly improves our ability to service our customers from facilities in Pennsylvania, New York and Massachusetts," Weise pointed out. "It also allows us to offer a full range of products and category management assistance to any array of major new customers."

Headquartered in Worcester, Massachusetts, Polar traces its roots back more than 120 years as a beverage bottler and marketer in New England and surrounding states, supplying many major retailers in the region. In addition, Polar has a number of other businesses that will not be part of the new combination with
Cott: a range of proprietary brands, including Polar and Adirondack, and several national soft drink brand franchises.

                                      * * *

CONFERENCE CALL

Cott will hold a conference call regarding the transaction that will be available via webcast and telephone at 4:00 PM EDT today. For those who wish to listen to the presentations, there is a listen-only dial-in telephone line, which can be accessed as follows:

North America only: 877-461-2816
International: 1-416-695-9753

To access the webcast, please visit Cott's website at www.cott.com at least fifteen minutes early to register, download, and install any necessary software. For those who are unable to access the live broadcasts, a replay will be available on Cott's website following the Conference Call through 12:00 p.m. EDT on Tuesday, October 2, 2001.


ABOUT COTT CORPORATION

Cott Corporation is the world's largest retailer brand soft drink supplier, with the leading take home carbonated soft drink market shares in this segment in its core markets of the U.S., Canada and the U.K.


SAFE HARBOR STATEMENTS

This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to integrate acquired business into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive.

COTT CORPORATION CONTACTS
Media:
Michelle Farley
(416) 203-5613

Investor Relations:
Edmund P. O'Keefe
(416) 203-5617


                                      -6-